UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

WORLDWIDE ENERGY AND MANUFACTURING  USA, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	77-0423745 (IRS Employer Identification No.)

408 N Canal St., South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 794-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2009, Jared Leishman, Edward Johnson, and Michael Kendall, each a member of the Board of Directors and the Audit Committee of Worldwide Energy and Manufacturing, USA, Inc. (the "Company"), resigned from the Board of Directors and the Audit Committee. The decision to resign by each of these persons did not involve any disagreement with the Company, management, or the Board of Directors.

None of Messrs. Leishman, Johnson, or Kendall furnished the Company with any written statement regarding their resignation. Each verbally informed the Company that they lacked sufficient professional time to attend to their required duties as members of the Audit Committee.  Each of these individuals were provided with an opportunity to provide the Company with a letter stating whether each agreed or disagreed with the above disclosure, but each declined to provide any letter.

On June 1, 2009, the Board of Directors of Worldwide Energy and Manufacturing USA, Inc. (the “Company”) appointed Ms. Jennifer Maliar, 56, to its Board of Directors and as Chairwoman of the Audit Committee. Ms. Maliar is an independent director as such term is defined under NASDAQ Rule 4200(a)(15).  Ms. Maliar is not a party to any transaction with the Company or any of its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding with Ms. Mailer pursuant to which she was elected as a director.

Jennifer Maliar has been a principal of the public accounting firm of Comiskey & Company PC in Denver, Colorado since 1998, where her primary emphasis has been auditing and consulting services for publicly held companies, while overseeing all audit and accounting engagements performed by the firm, and frequently consulting with clients on financial, regulatory, or technology related issues.  Ms. Maliar holds an active CPA license in the states of Colorado, New York, and Louisiana.   She graduated Summa Cum Laude with a Bachelor of Business Administration Degree with a Major in Accounting from Dowling College, Oakdale, New York.

On June 1, 2009, the Board of Directors of the Company also appointed Mr. Gerald DeCiccio, 51, to its Board of Directors and as a member of the Audit Committee.  Mr. DeCiccio is also an independent director under Rule 4200(a)(a5).  Mr. DeCiccio is not a party to any transaction with the Company or any of its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding with Mr. DeCiccio pursuant to which he was elected as a director.

Since June 2007, Mr. DeCiccio has been the Vice President and Corporate Controller of Ritz Interactive, Inc. Prior to that he was the Chief Financial Officer and a board member of GTC Telecom Corp. and its subsidiary, Perfexa Solutions, Inc. (Mr. DeCiccio took GTC public in 1999) and Chief Financial Officer for National Telephone & Communications, Inc.  In these roles, he managed the finance, accounting, SEC reporting, treasury, human resources, investor relations, and legal departments.  Mr. DeCiccio also held senior financial roles at Newport Corporation and Parker Hannifin Corporation and was a Supervising Senior Accountant for Ernst and Young. He has also been a member of the Board of Directors and Audit Committee for Interplay Entertainment, Inc. and GT Data Corp.

Mr. DeCiccio received a Bachelor of Science in Accounting from Loma Linda University, and a Masters of Science in Finance and Systems Technology from the University of Southern California.  Mr. DeCiccio is a Certified Public Accountant in the State of California.

On June 1, 2009, the Board of Directors of the Company also appointed Mr. Michael Steingrebe, 51, to its Board of Directors and as a member of the Audit Committee. Mr. Steingrebe is also an independent director under Rule 4200(a)(a5).  Mr. Steingrebe is not a party to any transaction with the Company or any of its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K.  There is no arrangement or understanding with Mr. Steingrebe pursuant to which he was elected as a director.

From November 1986 to March 1990, Mr. Michael Steingrebe acted in a senior finance role with Penn Central Corporation (PC).  From March 1990 to March 1994, at Dover Corporation (DOV) he was actively involved in worldwide M&A transactions as well as the spin-off of the contract manufacturing division as a stand-alone public company (DOVT).  From March 1994 to July 1995, Mr. Steingrebe was the Co-founder and CFO of Adaptive Systems, Inc. From July 1995 through May 1999, he was Vice President of Finance for SyVox Corporation during which the company raised its largest round of private financing. In June of 1999 he became the VP of Corporate Development for DataPlay, Inc. where he was responsible for raising over $70 million in private financing, securing debt financing, completing a joint venture in Japan with Toshiba and the negotiation of multiple strategic partnerships.  In October 2003, he was the Co-founder of EnVysion, LLC, which was sold in June 2004.  From June 2004 until August 2006, Mr. Steingrebe was the CFO & COO of V.T. Mobile, Inc. where he was responsible for the restructuring of the company’s debt facilities as well as managing all operations and software development.  From August 2006 through February 2007 he was the Interim VP of Finance for Newmerix Corp. where he closed the company’s fourth round of private financing.  From March 2007 to March 2008 he was CEO of Control Works, Inc. where he repositioned the company’s products and services as a “Green Tech” solution that lead to a strategic partnership with CH2MHill.  In March 2008 he became Co-founder of eParkGuide and served as CEO until December 2008 and continues to sit on the company’s advisory board.  Since December 2008, Mr. Steingrebe has been working as a consult providing strategic and financial services His background includes international experience in Europe and Asia, and he has helped raise over $100 million in equity financing from both financial and strategic investors. He has completed acquisitions in Europe and the United States, created a joint venture in Japan with a large Japanese electronics company, and has been responsible for the integration of business and finance operations domestically and internationally.

Mr. Steingrebe currently sits on the Advisory Board of eParkGuide, LLC, (San Jose CA) and Firehole Techmplogies, Inc. (Laramie WY).

Mr. Steingrebe has a Bachelors degree in Accounting and Business Administration from Pacific Lutheran University in Tacoma, Washington and is a Certified Management Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date:  June 9, 2009

/s/ Jimmy Wang

Jimmy Wang, Chief Executive Officer